EXHIBIT 32.2



    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



              In connection with the Quarterly Report of ACL Semiconductors Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission (the "Report"), I, Kenneth Lap-Yin Chan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Date:  August 19, 2004    /s/ KENNETH LAP-YIN CHAN
                        --------------------- ----
                              Kenneth Lap-Yin Chan
                              Chief Financial Officer of ACL Semiconductors Inc.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to ACL Semiconductors Inc. and will be retained by ACL Semiconductors Inc. and furnished to the Securities and Exchange Commission or its staff upon request.









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